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                                                                    EXHIBIT 23.1


                             [ARTHUR ANDERSEN LLP]





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 of our report dated May 8, 1998, which appears at page 43 of Centex Corporation's 1998 Annual Report to Stockholders, which is incorporated by reference in the Joint Annual Report on Form 10-K of Centex Corporation, 3333 Holding Corporation, and Centex Development Company, L.P. for the year ended March 31, 1998, and to all references to our firm included in this Amendment No. 1 to Registration Statement on Form S-3.




                              /s/ ARTHUR ANDERSEN LLP





Dallas, Texas
  May 11, 1999